Exhibit 99.2

TNF Pharmaceuticals Announces Name Change to Q/C Technologies and New Ticker Symbol “QCLS” to Reflect Strategic Focus on Quantum Class Photonic Computing

New trading symbol QCLS effective Thursday, September 25, 2025

Licensed technology positions Company at forefront of new quantum-class computing paradigm

New York, NY — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (“Q/C” or the “Company”) today announced that it has changed its corporate name to Q/C Technologies, Inc. and will begin trading under the new ticker symbol “QCLS” on the Nasdaq Capital Market, effective as of the market open on Thursday, September 25, 2025. Until then, the Company’s common stock will continue to trade under its current ticker symbol “TNFA.”

The new name Q/C Technologies represents the Company’s recent strategic pivot into quantum-class computing with exclusive global rights to LightSolver’s light-speed laser processing unit (LPU), the world’s first light and laser-based computing system, for application in the cryptocurrency vertical.

By harnessing the unique physical properties of light in an innovative computing paradigm, the LPUs can reduce energy consumption by up to 90% while outperforming traditional GPUs and even quantum computing in both speed and efficiency. In addition to these performance gains, Lightsolver’s architecture is designed to improve security for blockchain operations, offering a more sustainable and resilient foundation for the cryptocurrency industry. Together, these advantages are expected to position the Company to be at the forefront of innovation in blockchain infrastructure.

“Our new name and identity better reflect the Company’s future,” said Joshua Silverman, Chairman of Q/C Technologies. “With exclusive rights to LightSolver’s innovative computing platform for the crypto vertical, we are advancing a first-mover strategy in a trillion-dollar industry under immense pressure to evolve profitably and at scale. We believe that this transformation will position us to create significant value for our shareholders.”

In connection with the name change and stock symbol change, no action is required from current shareholders and the Company’s CUSIP number will remain the same.

The Company also noted that it continues to evaluate strategic options for its legacy therapeutic programs, isomyosamine and Supera-CBD, with the goal of maximizing value from these assets as it pivots into next-generation computing and blockchain infrastructure.

About Q/C Technologies (Formerly TNF Pharmaceuticals

Q/C Technologies is pioneering the next generation of energy-efficient blockchain infrastructure. Through a licensing agreement with LightSolver, Q/C holds exclusive rights to the use of innovative quantum-inspired laser-based processing units (LPUs) that solve compute-intensive combinatorial and physical problems at the speed of light. Q/C bridges a disruptive computing paradigm for high-speed photonic computing with cryptocurrency infrastructure development at scale, unlocking unprecedented performance and sustainability for next generation blockchain applications.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements and include statements related to the expected benefits from the licensing agreement with LightSolver and performance of LightSolver’s technology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact our liabilities due to adverse market conditions, the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the Company’s ability to create value from its pharmaceutical candidates; the amount of funds the Company requires for the commercial development of its licensed technology and maintenance of its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

800-507-9010